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                                 EXHIBIT 10 (ak)

                                 THIRD AMENDMENT
                                     TO THE
                           MARSH EQUITY OWNERSHIP PLAN
                 (AS AMENDED AND RESTATED AS OF JANUARY 1, 1989)

      WHEREAS, effective January 1, 1986, Marsh Supermarkets, Inc. (the "Company"), an Indiana corporation, adopted the Marsh Equity Ownership Plan, an employee stock ownership plan and trust (the "Plan"), in order to enable participating employees to share in the growth and prosperity of the Company; and

      WHEREAS, the Company previously maintained the Marsh Supermarkets, Inc. Employees' Stock Ownership Plan (the "ESOP") and, effective December 30, 1988, merged the ESOP into this Plan; and

      WHEREAS, the Company has restated the Plan effective as of January 1, 1989 (the "1989 Restatement") to terminate all contributions to the Plan and to cease entry by new Participants after December 31, 1994; and the Company has amended the Plan twice since that restatement; and

      WHEREAS, the Company has twice amended the 1989 Restatement (i) to implement the "GUST" changes required as a result of Federal legislation; and
(ii) to comply with changes required by the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"); and

      WHEREAS, the Company desires to amend the 1989 Restatement again to incorporate changes required by the final regulations promulgated under Section 401(a)(9) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the premises, effective as of January 1, 2003, the Company hereby amends the 1989 Restatement of the Plan in the following respects:

      1.    A new Section 2.1 (r)(A) is added to provide as follows:

            (r)(A) Distribution Calendar Year. Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to Section 6.1(e) and Section 401(a)(9) of the Code.

      2.    A new Section 2.1(ai)(A) is added to provide as follows:

            (ai)(A) 401(a)(9) Aggregate Account Balance. The Aggregate Account Balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (the "Valuation Calendar Year") increased by the amount of any contributions made and allocated or forfeitures allocated to the Aggregate Account Balance as of dates in the Valuation Calendar Year after the Valuation Date and decreased by distributions made in the Valuation Calendar Year after the Valuation Date. The 401(a)(9) Aggregate Account Balance for the

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            Valuation Calendar Year includes any amounts rolled over or transferred to the Plan either in the Valuation Calendar Year or in the Distribution Calendar Year if distributed or transferred in the Valuation Calendar Year.

      3.    A new Section 2.l(ax)(A) is added to provide as follows:

            (ax)(A) Required Beginning Date. The date specified in Section 6.1(e) hereof for commencement of distributions to Participants during their lifetime.

      4.    A new Section 2.1(bf)(A) is added to provide as follows:

            (bf)(A) Valuation Calendar Year. The calendar year immediately preceding the Distribution Calendar Year.

      5.    Section 6.1(b) is amended to provide as follows:

            (b) Death or Disability. Distribution shall occur no later than the end of the Plan Year immediately following the Plan Year in which occurs:

                        (1) the Disability Benefit Date of a Participant who terminates employment with the Employer (or a Former Participant who terminates employment with an Affiliated Company) by reason of his total and permanent disability, as provided in Section 6.5, or

                        (2) a Participant's termination of employment with the Employer (or a Former Participant's termination of employment with an Affiliated Company) by reason of his death.

               If the Participant dies before the date distributions begin, distribution of the Participant's Aggregate Account Balance must be completed by December 31 of the calendar year containing the fifth
            (5th) anniversary of the Participant's death.

      6.    Section 6.1(e) is amended to provide as follows:

            (e) Age 70-1/2. The requirements of this Section 6.1(e) are effective January 1, 2003, and shall take precedence over any inconsistent provisions of the Plan. The Required Beginning Date is the date distribution is required to commence pursuant to this paragraph and shall be applicable to all Participants during their lifetimes, subject to earlier commencement of distributions as may be otherwise required pursuant to Section 6.1(a). (b) or (c). Except for a 5-Percent Owner, distribution shall commence not later than the April 1 next following the later of the calendar year in which a Participant attains age 70-1/2 or the calendar year in which he retires. For a 5-Percent Owner, distribution shall commence not later than the April 1 next following the calendar year in which such Participant attains age 70-1/2 whether or not he remains in the employ of the Employer.

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      For Participants who attained age 70-1/2 on or after January 1, 1997, but prior to January 1, 2002, distribution commenced not later than the April 1 next following the calendar year in which such Participant attained age 70-1/2 whether or not the Participant remained in the employ of the Employer or an Affiliated Company. A Participant who was receiving distributions pursuant to this Section 6.1(e) as of January 1, 2002, who has not retired and who is not a 5-Percent Owner, shall continue to receive minimum distributions calculated as provided below in this Section 6.1(e) until such Participant retires; provided, however, that such a Participant who is not a 5-Percent Owner may elect to cease receiving such distributions until April 1 next following the calendar year in which such Participant retires.

      Distributions to a Participant who has attained age 70-1/2 and who is receiving minimum distributions pursuant to the immediately preceding paragraph shall be made in accordance with Treasury Regulations under Section 401(a)(9) of the Code (the "Treasury Regulations"). A Distribution Calendar Year is a calendar year for which a minimum distribution is required pursuant to this
Section 6.1(e) and Section 401 (a)(9) of the Code. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date and the last Distribution Calendar Year is the calendar year that includes the Participant's date of death. The required minimum distribution for such Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

      During the Participant's lifetime, the minimum amount which must be distributed for each Distribution Calendar Year is the lesser of:

(1) the quotient obtained by dividing the Participant's 401(a)(9)Aggregate Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section l.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

(2) if the Participant's sole designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's 401(a)(9) Aggregate Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

      Upon death of the Participant after distributions have commenced pursuant to this Section 6.1(e), the remaining amount in the Participant's Accounts

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on the regular Valuation Date next preceding the date of the Participant's death
(unless a different Valuation Date is designated pursuant to Section 6.1) shall be payable in a single lump-sum payment to the Beneficiary as designated pursuant to Section 6.8. This amount must be distributed by December 31 of the calendar year immediately following the calendar year in which the death of the Participant occurred.

      7. Section 6.6 is amended to provide as follows:

            6.6 Death Benefit. If a Participant's employment with the Employer (or a Former Participant's employment with an Affiliated Company) is terminated by death, the amount of his Aggregate Account Balance as of the regular Valuation Date next preceding the date of his death (unless a different Valuation Date is designated pursuant to Section 6.14 hereof) shall become 100% vested and shall be payable as a benefit to his Beneficiary as designated pursuant to Section 6.8. The payment of death benefits to a Beneficiary shall be made in a lump-sum payment in the form determined 'pursuant to Section 6.10, substituting "Beneficiary" for "Participant."

      IN WITNESS WHEREOF, Marsh Supermarkets, 'Inc. has caused this amendment to be executed this 31st day of December, 2003, effective as of January 1, 2003 (except for such other dates as may be noted herein), by its duly authorized officers.

                                  MARSH SUPERMARKETS, INC.

                                  By:  /s/  Douglas W. Dougherty
                                       -----------------------------------------
                                  Title: Douglas W. Dougherty. Senior Vice
                                         President, Chief Financial Officer
                                         and Treasurer

ATTEST:

/s/ P. Lawrence Butt
--------------------------------
P.  Lawrence Butt, Secretary

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